Exhibit 99.1

N E W S R E L E A S E

Contact:	Investor Relations Inquiries	Media Inquiries
	Jennifer Gilligan	Suzy Deprizio
	Senior Vice President, Finance & Investor Relations	Chief Marketing & Communications Officer
	(212) 549-1306	(314) 445-0790

FOR IMMEDIATE RELEASE

CENTENE CORPORATION ANNOUNCES 2023 GUIDANCE

•2023 Adjusted Diluted EPS of $6.25 to $6.40
•Announces Long-Term Adjusted Diluted EPS CAGR Target of 12% - 15%
•Board Authorizes $2 Billion Increase to Stock Repurchase Program

ST. LOUIS, MISSOURI (December 16, 2022) - Centene Corporation (NYSE: CNC) today will host its investor day to outline its 2023 financial guidance as well as provide updates on its long-term strategic plan, designed to deliver long-term shareholder value.

“We are pleased with the progress we have made on our Value Creation Plan in 2022. The momentum we have built will propel us into 2023 and beyond,” said Sarah M. London, Chief Executive Officer of Centene. “We look forward to sharing more about Centene’s long-term strategy and our plan to deliver profitable growth and increasing value to shareholders into the future during our investor day.”

For its 2023 fiscal year, the Company's guidance is as follows:

•Total revenues of $137.4 billion to $139.4 billion.

•Premium and service revenues of $129.5 billion to $131.5 billion.

•Diluted earnings per share (EPS) of $5.25 to $5.40.

•Adjusted diluted EPS of $6.25 to $6.40.

•Health benefits ratio of 87.2% to 87.8%.

•Selling, general and administrative (SG&A) expense ratio of 8.2% to 8.7%.

•Adjusted SG&A expense ratio of 8.2% to 8.7%.

•Effective tax rate of 22.8% to 23.8%.

•Adjusted effective tax rate of 24.4% to 25.4%.

•Diluted shares outstanding of 557.5 million to 560.5 million.

In addition, in preparation for the Magellan Specialty divestiture, as well as planning for the future, the Company also announced today that its Board of Directors has authorized a $2.0 billion increase to the Company’s existing stock repurchase program. The increase is in addition to the approximately $950 million remaining under the previously authorized program.

The Company reaffirms its 2022 total revenues guidance in the previously announced range of $142.7 billion to $144.7 billion and adjusted diluted EPS guidance in the previously announced range of $5.65 to $5.75. Full year 2022 earnings will be reported on February 7, 2023, at 6:00 a.m. (Eastern Time), with a conference call at 8:30 a.m. (Eastern Time).

Investor Meeting

Centene Corporation will host an investor meeting today live from the New York Stock Exchange, including a question-and-answer session. The event will begin promptly at 8:30 a.m. (Eastern Time) and end at approximately 12:00 p.m. (Eastern Time).

In-person attendance to the event is by invitation only. All other investors and interested parties are invited to participate via live webcast on the Company's website at www.centene.com, under the Investors section, or directly via the following link at: https://event.webcasts.com/starthere.jsp?ei=1584203&tp_key=4237d69e19. Investors can also access the investor presentation online at https://investors.centene.com/news-events/events-presentations beginning at approximately 8:15 a.m. (Eastern Time).

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures in this release as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company's operations and measure the Company's performance more consistently across periods. The Company uses the presented non-GAAP financial measures internally in evaluating the Company’s performance and for planning purposes, by allowing management to focus on period-to-period changes in the Company's core business operations, and in determining employee incentive compensation. Therefore, the Company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Specifically, the Company believes the presentation of non-GAAP financial information that excludes amortization of acquired intangible assets and acquisition and divestiture related expenses, as well as other items, allows investors to develop a more meaningful understanding of the Company's core performance over time.

The Company references adjusted effective tax rate guidance, which excludes acquisition related expenses and amortization of acquired intangible assets, as well as other items. The Company also references a long-term adjusted diluted EPS CAGR target. These items cannot be reconciled without unreasonable effort. The Company references adjusted SG&A expense ratio guidance, which excludes estimated acquisition related expenses of approximately $36 million and estimated real estate rationalization costs of approximately $14 million. The Company is unable to provide a reconciliation of its 2022 Adjusted Diluted EPS guidance range to the corresponding GAAP measure without unreasonable effort. The 2022 adjusted diluted EPS guidance excludes the items we typically adjust on a non-GAAP basis.

The tables below provide reconciliations of non-GAAP items ($ in millions, except per share data):

Annual Guidance December 31, 2023

GAAP diluted EPS	$5.25 - $5.40
Amortization of acquired intangible assets	~$1.31
Acquisition related expenses	~$0.07
Other adjustments (1)	~$0.10
Income tax effects of adjustments (2)	~$(0.48)
Adjusted diluted EPS	$6.25 - $6.40

(1) Other adjustments include an estimated $0.10 ($0.07 after-tax) of real estate rationalization costs.

(2) The income tax effects of adjustments are based on the effective income tax rates applicable to each adjustment. The twelve months ended December 31, 2023 also includes a one-time income tax benefit of $0.12 resulting from the vesting of long-term stock awards distributable to the estate of Mr. Neidorff during Q1 2023.

About Centene Corporation

Centene Corporation, a Fortune 500 company, is a leading healthcare enterprise that is committed to helping people live healthier lives. The Company takes a local approach – with local brands and local teams – to provide fully integrated, high-quality, and cost-effective services to government-sponsored and commercial healthcare programs, focusing on under-insured and uninsured individuals. Centene offers affordable and high-quality products to nearly 1 in 15 individuals across the nation, including Medicaid and Medicare members (including Medicare Prescription Drug Plans) as well as individuals and families served by the Health Insurance Marketplace, the TRICARE program, and individuals in correctional facilities. The Company also contracts with other healthcare and commercial organizations to provide a variety of specialty services focused on treating the whole person. Centene focuses on long-term growth and value creation as well as the development of its people, systems, and capabilities so that it can better serve its members, providers, local communities, and government partners.

Centene uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Centene is routinely posted and is accessible on Centene's investor relations website, https://investors.centene.com/.

Forward-Looking Statements

All statements, other than statements of current or historical fact, contained in this press release are forward-looking statements. Without limiting the foregoing, forward-looking statements often use words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “seek,” “target,” “goal,” “may,” “will,” “would,” “could,” “should,” “can,” “continue” and other similar words or expressions (and the negative thereof). Centene (the Company, our, or we) intends such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe-harbor provisions. In particular, these statements include, without limitation, statements about our future operating or financial performance, market opportunity, value creation strategy, competition, expected activities in connection with completed and future acquisitions and dispositions, our investments and the adequacy of our available cash resources. These forward-looking statements reflect our current views with respect to future events and are based on numerous assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors we believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties and are subject to change because they relate to events and depend on circumstances that will occur in the future, including economic, regulatory, competitive and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. All forward-looking statements included in this press release are based on information available to us on the date hereof. Except as may be otherwise required by law, we undertake no obligation to update or revise the forward-looking statements included in this press release, whether as a result of new information, future events or otherwise, after the date hereof. You should not place undue reliance on any forward-looking statements, as actual results may differ materially from projections, estimates, or other forward-looking statements due to a variety of important factors, variables and events including, but not limited to: our ability to accurately predict and effectively manage health benefits and other operating expenses and reserves, including fluctuations in medical utilization rates due to the ongoing impact of COVID-19; our ability to maintain or achieve improvement in the Centers for Medicare and Medicaid Services (CMS) Star ratings and maintain or achieve improvement in other quality scores in each case that can impact revenue and future growth; the risk that the election of new directors, changes in senior management, and any inability to retain key personnel may create uncertainty or negatively impact our ability to execute quickly and effectively; uncertainty as to the expected financial performance of the combined company following the recent completion of the acquisition of Magellan Health, Inc. (the Magellan Acquisition); the possibility that the expected synergies and value creation from the Magellan Acquisition or the acquisition of WellCare Health Plans, Inc. (the WellCare Acquisition) (or other acquired businesses) will not be realized, or will not be realized within the respective expected time periods; disruption from the integration of the Magellan Acquisition or from the integration of the WellCare Acquisition; unexpected costs, or similar risks, from other acquisitions or dispositions we may announce or complete from time to time, including potential adverse reactions or changes to business relationships with customers, employees, suppliers or regulators, making it more difficult to maintain business and operational relationships; the risk that the closing conditions, including applicable regulatory approvals, for the pending disposition of Magellan Specialty Health may be delayed or not obtained; impairments to real estate, investments, goodwill and intangible assets; a downgrade of the credit rating of our indebtedness; competition; membership and revenue declines or unexpected trends; changes in healthcare practices, new technologies, and advances in medicine; increased healthcare costs; changes in economic, political or market conditions; changes in federal or state laws or regulations, including changes with respect to income tax reform or government healthcare programs as well as changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act (collectively referred to as the ACA) and any regulations enacted thereunder that may result from changing political conditions, the current administration or judicial actions; rate cuts or other payment reductions or delays by governmental payors and other risks and uncertainties affecting our government businesses; our ability to adequately price products; tax matters; disasters or major epidemics; changes in expected contract start dates; provider, state, federal, foreign and other contract changes and timing of regulatory approval of contracts; the expiration, suspension, or termination of our contracts with federal or state governments (including, but not limited to, Medicaid, Medicare, TRICARE or other customers); the difficulty of predicting the timing or outcome of legal or regulatory proceedings or matters, including, but not limited to, our ability to resolve claims and/or allegations made by states with regard to past practices, including at Envolve Pharmacy Solutions, Inc. (Envolve), as our pharmacy benefits manager (PBM) subsidiary, within the reserve estimate we previously recorded and on other acceptable terms, or at all, or whether additional claims, reviews or investigations relating to our PBM business will be brought by states, the federal government or shareholder litigants, or government investigations; the timing and extent of benefits from our value creation strategy, including the possibility that the benefits received may be lower than expected, may not occur, or will not be realized within the expected time periods; challenges to our contract awards; cyber-attacks or other privacy or data security incidents; the exertion of management's time and our resources, and other expenses incurred and business changes required in connection with complying with the undertakings in connection with any regulatory, governmental or third party consents or approvals for acquisitions or dispositions; any changes in expected closing dates, estimated purchase price and accretion for acquisitions or dispositions; restrictions and limitations in connection with our indebtedness; the availability of debt and equity financing on terms that are favorable to us; inflation; foreign currency fluctuations; and risks and uncertainties discussed in the reports that Centene has filed with the Securities and Exchange Commission. This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain other factors that may affect our business operations, financial condition and results of operations, in our filings with the Securities and Exchange Commission (SEC), including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Due to these important factors and risks, we cannot give assurances with respect to our future performance, including without limitation our ability to maintain adequate premium levels or our ability to control our future medical and selling, general and administrative costs.